UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: August 13, 2007
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 10 2007 the Company authorized the delivery to QualityStocks, L.L.C. Five Hundred Million (500,000,000) shares of restricted common stock of the Company stated par value of $0.0001.   The issuance represents approximately 13% of the currently issued and outstanding 3,765,995,086 shares of common stock of the Company.  The issuance was carried out in satisfaction of the agreement of the parties for QualityStocks LLC to provide certain investor and public relations services to the Company.  These services wil include the placement of banner ads, emails of press releases, sponsorship in various newsletters and broadcasts by QualityStocks.  The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1993.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

      NONE

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of August, 2007.                                Nexia Holdings, Inc.

                                                                                     /s/ Richard Surber
 Richard Surber, President

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